PERICOM SEMICONDUCTOR REPORTS

FISCAL FOURTH QUARTER 2012 FINANCIAL RESULTS

▪	Q4 revenues increased 14% sequentially.
▪	Q4 non-GAAP gross margin increased by 90 bps sequentially.

San Jose, Calif. – August 7, 2012 - Pericom Semiconductor Corporation (NASDAQ: PSEM), a worldwide supplier of high performance connectivity and timing solutions, today announced results for its fiscal 2012 fourth quarter and year ended June 30, 2012.

Net revenues for the fourth quarter were $37.9 million, an increase of 14% from the $33.4 million reported in the third quarter of fiscal 2012, and down 12% from the $43.3 million reported in the comparable period last year. The revenue increase from the prior quarter reflects strength from the networking and telecom, server, storage, and embedded end-market segments. Net revenues for the fiscal year 2012 were $137.1 million, a decrease of 18% from the $166.3 million reported last year. The book-to-bill ratio for the fiscal fourth quarter was greater than 1.0.

GAAP gross margin was 35.7% in the fourth quarter, an increase from 34.7% last quarter and an increase from 35.0% in the comparable period last year. On a non-GAAP basis, gross margin was 37.1% in the fourth quarter, which reflects exclusion of share-based compensation, amortization of intangible assets and amortization of fair value adjustments from the PTI acquisition. The comparable non-GAAP gross margins were 36.2% last quarter and also in the comparable period last year. The GAAP gross margin was 35.5% for the full fiscal year of 2012, an increase of 200 basis points from the 33.5% reported for fiscal year 2011. On a non-GAAP basis, the fiscal year 2012 gross margin was 36.9%, and increased by 180 basis points from fiscal year 2011’s gross margin of 35.1%.

GAAP net loss for the fourth quarter was $1.9 million, or $0.08 per diluted share, compared with net loss of $267,000, or $0.01 per diluted share in the third quarter, and net income of $1.6 million, or $0.06 per diluted share in the comparable period last year. GAAP net income for all periods included share-based compensation, amortization of intangible assets, restructuring charges, amortization of fair value adjustments, and other PTI acquisition related expenses. The fiscal 2012 fourth quarter also included establishment of a $2.8 million deferred tax asset valuation allowance relating to California tax credits that may not be utilized in the future and a $0.6 million note receivable write off. Excluding these items, non-GAAP net income for the fourth quarter was $2.5 million, or $0.10 per diluted share, compared with non-GAAP net income of $1.7 million or $0.07 per diluted share in the third quarter, and non-GAAP net income of $3.6 million, or $0.14 per diluted share in the comparable period last year. For the full fiscal year 2012, GAAP net loss was $2.1 million, or $0.09 per diluted share, compared with the GAAP net income of $13.5 million, or $0.53 per diluted share in fiscal year 2011. For the full fiscal year 2012, non-GAAP net income was $7.0 million, or $0.28 per diluted share, compared with $14.4 million, or $0.56 per diluted share in fiscal year 2011.

The balance sheet remained very strong with cash and investments in marketable securities of $128 million or $5.41 per diluted share at the end of the fourth quarter. Inventory decreased $0.6 million on a sequential basis to $16.6 million, which represents 63 days of supply based on non-GAAP cost of goods sold. This is the seventh consecutive quarter of inventory declines, and during this period inventory has decreased $14.4 million or 46.5% from $31.0 million. Trade accounts receivable increased by $2.6 million sequentially as a result of higher revenues, while DSO was flat at 58 days. At quarter-end, working capital was $128 million and the current ratio was 6.1.

“We were pleased with our fourth quarter results, especially since the end market increases were aligned with our strategic focus,” said Alex Hui, President and CEO of Pericom. “Sequentially, our server and storage revenue increased 23%, networking and telecom increased 19% and embedded increased 18%. We initiated volume shipment of our USB 3.0 signal integrity solution in next generation Ivy Bridge computing platforms and we saw a nice ramp-up of our PCIe product revenue with our comprehensive switching, bridging, timing and signal integrity solution.”

NEWS RELEASE August 7, 2012

New Products

In the fourth quarter of fiscal 2012, Pericom introduced a total of nine new products in our Signal Integrity, Connectivity, and Timing product areas.

We introduced 4 new products across our Connectivity product families targeting networking, server, storage, embedded, notebook and consumer segments, including PCIe GEN3 and USB switches, Hi-Flex consumer ASIC and microprocessor voltage supervisor.

We also expanded our Timing solutions for next generation platforms with 2 new products, including a specialized XO and a multi-output clock buffer optimized for networking applications.

For Signal Integrity, we introduced 3 new ReDriver products targeting PCIe GEN3 and 10Gb/40Gb Ethernet applications in server, storage, and networking applications.

Share Repurchase Update

On April 29, 2008, our Board of Directors authorized the repurchase of $30 million of our common stock. Pursuant to the 2008 authorization, the Company repurchased 298,343 shares in the three months ended June 30, 2012 for an aggregate cost of $2.4 million and an average per share purchase price of $8.06. The remaining balance of potential share repurchases under the 2008 authorization is approximately $701,000. As Pericom has nearly completed the repurchase of shares pursuant to the 2008 authorization, the Board of Directors has authorized another repurchase program for up to an additional $25 million of shares of our common stock. Shares may be repurchased from time to time in the open market or through private transactions, at the discretion of Pericom management. As of August 3, 2012, Pericom had approximately 23.6 million shares of common stock outstanding.

Fiscal Q1 2013 Outlook

The following statements are based on current expectations. These statements are forward looking, and actual results may differ materially.

Below are the estimates for fiscal Q1 2013.

•	Revenues in the first fiscal quarter are expected to be in the range of $36.0 million to $40.0 million.

•	GAAP gross margins are expected to be between 34.9% and 36.9%, and adjusting for share-based compensation, amortization of intangibles and fair value adjustments that are expected to total approximately 1.3%, non-GAAP gross margins are expected to be in the 36.2% to 38.2% range.

•	GAAP operating expenses are expected to be between $12.6 million and $13.1 million, and adjusting for share-based compensation, amortization of intangibles and fair value adjustments that are expected to total approximately $1.2 million, non-GAAP operating expenses are expected to be in the range of $11.4 million to $11.9 million.

•	Other income is expected to be between $0.6 million and $0.8 million on a GAAP basis and on a non-GAAP basis.

•	The effective tax rate is expected to be approximately 32-36% on a GAAP basis and 24-30% on a non-GAAP basis.

Conference Call

The press release will be followed by a conference call beginning at 1:30 p.m. Pacific time on August 7, 2012. To listen to the call, dial (877) 377-7103 and reference “Pericom”. A slide presentation will accompany the conference call. To view the slides, please visit the investor relations section of www.pericom.com.

3545 North Second Street     San Jose, CA 95134     (408) 435-0800

NEWS RELEASE August 7, 2012

The Pericom financial results conference call will be available via a live webcast on the investor relations section of the web site at http://www.pericom.com. Access the web site 15 minutes prior to the start of the call to download and install any necessary audio software. An archived webcast replay will be available on the web site for approximately 90 days.

A taped replay of the conference call will be made available for the period from this evening through midnight on Tuesday, August 14th. To listen to the replay, dial toll-free (855) 859-2056 and reference conference ID 15566967.

About Pericom

Pericom Semiconductor Corporation (NASDAQ: PSEM) enables serial connectivity with the industry's most complete solutions for the computing, communications, consumer and embedded market segments. Pericom's analog, digital and mixed-signal integrated circuits, along with its frequency control products are essential in the timing, switching, bridging and conditioning of high-speed signals required by today's ever-increasing speed and bandwidth demanding applications. Company headquarters is in San Jose, California, with design centers and technical sales and support offices globally. http://www.pericom.com.

Non-GAAP Financial Information

In addition to disclosing financial results calculated in accordance with U.S. generally accepted accounting principles (GAAP), this announcement of operating results contains non-GAAP financial measures that exclude the income statement effects of share-based compensation, amortization of intangible assets, restructuring charges, establishment of a deferred tax asset valuation allowance, note receivable write off, fair value adjustments of acquired inventory, acquisition-related expenses, a one-time gain on the previously held interest in PTI, and the effects of excluding share-based compensation upon the number of diluted shares used in calculating non-GAAP earnings per share.

We have excluded share-based compensation expense in calculating these non-GAAP financial measures.  These expenses are non-cash in nature and rely on valuations of the future market price of our common stock that is difficult to predict and is affected by market factors that are largely not within the control of management. We have excluded amortization of intangible assets, restructuring charges, establishment of a deferred tax valuation allowance, note receivable write off, amortization of the fair value adjustments related to acquired inventory, acquisition related expenses, the gain on the previously held interest in PTI, and the corresponding tax effect because we do not consider them to be related to our core operating performance. We also use non-GAAP data in calculating certain metrics such as non-GAAP cost of goods sold in computing inventory days of supply.

We use the non-GAAP financial measures that exclude these items to make strategic decisions, forecast future results and evaluate the Company’s current operating performance. We believe that the presentation of non-GAAP financial measures that exclude these items is useful to investors because we do not consider these charges either part of the day-to-day business or reflective of the core operational activities of the Company that are within the control of management or that are used to evaluate the Company’s operating performance.

The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. The Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

Safe Harbor Statement

This press release contains forward-looking statements as defined under The Securities Litigation Reform Act of 1995. Forward-looking statements in this release include the statements under the captions “Fiscal Q1 2013 Outlook”, which regard the anticipated revenues, gross margin, operating expenses, other income, and effective tax rate in the first fiscal quarter of 2013, and statements from our CEO regarding improving results and future deployment of our USB 3.0 and PCIe product solutions in next generation platforms, and other future expectations. The Company’s actual results could differ materially from what is set forth in such forward-looking statements due to a variety of risk factors, including softness in demand for our products, price erosion for certain of our products, unexpected difficulties in developing new products, customer decisions to reduce inventory, economic or financial difficulties experienced by our customers, or technological and market changes. All forward-looking statements included in this document are made as of the date hereof, based on information available to the Company as of the date hereof, and Pericom assumes no obligation to update any forward-looking statements. Parties receiving this release are encouraged to review our annual report on Form 10-K for the year ended July 2, 2011, subsequent quarterly reports on Form 10-Q, and in particular, the risk factors sections contained in those reports.

3545 North Second Street     San Jose, CA 95134     (408) 435-0800

NEWS RELEASE August 7, 2012

Contact: Aaron Tachibana

Pericom Semiconductor

Tel: 408 435-0800

atachibana@pericom.com

- See Attached Tables -

3545 North Second Street     San Jose, CA 95134     (408) 435-0800

NEWS RELEASE, August 7, 2012

Pericom Semiconductor Corporation

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(unaudited)

	Three Months Ended			Twelve Months Ended
	June 30,	March 31,	July 2,	June 30,	July 2,
	2012	2012	2011	2012	2011

Net revenues	$37,944	$33,378	$43,342	$137,135	$166,343

Cost of revenues	24,396	21,789	28,173	88,484	110,661

Gross profit	13,548	11,589	15,169	48,651	55,682

Operating expenses:

Research and development	5,460	5,669	5,535	21,722	20,230

Selling, general and administrative	8,135	7,114	7,487	29,648	29,447

Total operating expenses	13,595	12,783	13,022	51,370	49,677

Income (loss) from operations	(47)	(1,194)	2,147	(2,719)	6,005

Interest and other income, net	1,059	847	695	3,614	14,377

Income (loss) before income taxes	1,012	(347)	2,842	895	20,382

Income tax expense (benefit)	2,974	(76)	1,281	3,097	7,619

Net income (loss) from consolidated companies	(1,962)	(271)	1,561	(2,202)	12,763

Equity in net income of unconsolidated affiliates	51	4	48	134	700

Net income (loss)	$(1,911)	$(267)	$1,609	$(2,068)	$13,463

Basic income (loss) per share	$(0.08)	$(0.01)	$0.06	$(0.09)	$0.54

Diluted income (loss) per share	$(0.08)	$(0.01)	$0.06	$(0.09)	$0.53

Shares used in computing basic income (loss) per share	23,611	24,030	24,917	24,094	24,923

Shares used in computing diluted income (loss) per share	23,611	24,030	25,140	24,094	25,254

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3545 North First Street	San Jose, CA 95134	(408) 435-0800

NEWS RELEASE, August 7, 2012

Pericom Semiconductor Corporation

Condensed Consolidated Statements of Operations

(In thousands)

(unaudited)

	Three Months Ended			Twelve Months Ended
	June 30,	March 31,	July 2,	June 30,	July 2,
	2012	2012	2011	2012	2011

Share-based compensation
Cost of revenues	$50	$60	$58	$211	$250
Research and development	335	371	372	1,434	1,536
Selling, general and administrative	518	496	601	2,091	2,500
Share-based compensation expense	$903	$927	$1,031	$3,736	$4,286

Amortization of intangible assets
Cost of revenues	$477	$334	$342	$1,596	$1,513
Research and development	57	201	246	585	246
Selling, general and administrative	243	243	294	966	998
Amortization of intangible assets	$777	$778	$882	$3,147	$2,757

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3545 North First Street	San Jose, CA 95134	(408) 435-0800

NEWS RELEASE, August 7, 2012

Pericom Semiconductor Corporation

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income

(In thousands)

(unaudited)

	Three Months Ended			Twelve Months Ended
	June 30,	March 31,	July 2,	June 30,	July 2,
	2012	2012	2011	2012	2011
GAAP net income (loss)	$(1,911)	$(267)	$1,609	$(2,068)	$13,463
Reconciling items:
Share-based compensation expense	903	927	1,031	3,736	4,286
Amortization of intangible assets	777	778	882	3,147	2,757
Fair value adjustment amortization on acquired inventory	-	-	-	-	614
Gain on previously held interest at PTI	-	-	-	-	(11,004)
Acquisition-related costs	-	-	-	-	598
Interest expense accrual relating to PTI acquisition earnout	-	-	206	-	688
Fair value adjustment to depreciation expense on acquired fixed assets	50	50	49	200	159
Compensation expense accrual relating to PTI acquisition	-	-	364	-	1,211
Restructuring charge	-	460	-	460	118
Establishment of deferred tax asset valuation allowance	2,751	-	-	2,751	-
Write off of note receivable	556	-	-	556	-
Tax effect of adjustments	(625)	(285)	(569)	(1,816)	1,549
Total reconciling items	4,412	1,930	1,963	9,034	976
Non-GAAP net income	$2,501	$1,663	$3,572	$6,966	$14,439

Reconciliation of GAAP Diluted EPS to Non-GAAP Diluted EPS
(unaudited)

Diluted net income (loss) per share:
GAAP diluted income (loss) per share	$(0.08)	$(0.01)	$0.06	$(0.09)	$0.53
Adjustments:
Share-based compensation expense	0.04	0.04	0.04	$0.15	0.17
Amortization of intangible assets	0.04	0.03	0.03	0.13	0.09
Fair value adjustment amortization on acquired inventory	-	-	-	-	0.03
Gain on previously held interest at PTI	-	-	-	-	(0.43)
Acquisition-related costs	-	-	-	-	0.02
Interest expense accrual relating to earnout	-	-	0.01	-	0.03
Fair value adjustment to depreciation expense on acquired fixed assets	-	-	-	0.01	0.01
Compensation expense accrual relating to PTI acquisition	-	-	0.01	-	0.04
Restructuring charge	-	0.02	-	0.02	-
Establishment of deferred tax asset valuation allowance	0.11	-	-	0.11	-
Write off of note receivable	0.02	-	-	0.02	-
Tax effect of adjustments	(0.03)	(0.01)	(0.02)	(0.07)	0.06
Difference in share count	-	-	-	-	0.01
Total adjustments	0.18	0.08	0.08	0.37	0.03
Non-GAAP diluted income per share	$0.10	$0.07	$0.14	$0.28	$0.56

Shares used in diluted net income (loss) per share calculation:
GAAP	23,611	24,030	25,140	24,094	25,248
Change in diluted shares from GAAP net loss to non-GAAP net income	182	105	-	123	-
Exclude the benefit of share-based compensation expense (1)	379	370	369	376	332
Non-GAAP	24,172	24,505	25,509	24,593	25,580

   (1) For purposes of calculating non-GAAP diluted net income per share, the GAAP diluted weighted average shares outstanding is adjusted to exclude the benefits of unamortized stock compensation costs that are treated as proceeds assumed to be used to repurchase shares under the GAAP treasury stock method.

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3545 North First Street	San Jose, CA 95134	(408) 435-0800

NEWS RELEASE, August 7, 2012

Pericom Semiconductor Corporation

Reconciliation of GAAP Gross Margin to Non-GAAP Gross Margin

(In thousands)

(unaudited)

	Three Months Ended			Twelve Months Ended
	June 30,	March 31,	July 2,	June 30,	July 2,
	2012	2012	2011	2012	2011
GAAP gross margin	$13,548	$11,589	$15,169	$48,651	$55,682
- % of revenues	35.7%	34.7%	35.0%	35.5%	33.5%
Reconciling items:
Share-based compensation	50	60	58	211	250
Amortization of intangible assets	477	334	342	1,596	1,513
Fair value adjustment amortization on acquired inventory	-	-	-	-	614
Fair value adjustment to depreciation expense on acquired fixed assets	10	10	10	40	30
Compensation expense accrual relating to PTI acquisition	-	-	106	-	352
Restructuring charge	-	78	-	78	-
Total reconciling items	537	482	516	1,925	2,759
Non-GAAP gross margin	$14,085	$12,071	$15,685	$50,576	$58,441
- % of revenues	37.1%	36.2%	36.2%	36.9%	35.1%

Reconciliation of GAAP R&D Expenses to Non-GAAP R&D Expenses
(unaudited)

GAAP research and development expenses	$5,460	$5,669	$5,535	$21,722	$20,230
- % of revenues	14.4%	17.0%	12.8%	15.8%	12.2%
Reconciling items:
Share-based compensation	(335)	(371)	(372)	(1,434)	(1,536)
Amortization of intangible assets	(57)	(201)	(246)	(585)	(246)
Fair value adjustment to depreciation expense on acquired fixed assets	(10)	(10)	(10)	(40)	(37)
Compensation expense accrual relating to PTI acquisition	-	-	(119)	-	(395)
Restructuring charge	-	(164)	-	(164)	-
Total reconciling items	(402)	(746)	(747)	(2,223)	(2,214)
Non-GAAP research and development expenses	$5,058	$4,923	$4,788	$19,499	$18,016
- % of revenues	13.3%	14.7%	11.0%	14.2%	10.8%

Reconciliation of GAAP SG&A Expenses to Non-GAAP SG&A Expenses
(unaudited)

GAAP selling, general and administrative expenses	$8,135	$7,114	$7,487	$29,648	$29,447
- % of revenues	21.4%	21.3%	17.3%	21.6%	17.7%
Reconciling items:
Share-based compensation	(518)	(496)	(601)	(2,091)	(2,500)
Amortization of intangible assets	(243)	(243)	(294)	(966)	(998)
Acquisition-related costs	-	-	-	-	(598)
Fair value adjustment to depreciation expense on acquired fixed assets	(30)	(30)	(29)	(120)	(92)
Compensation expense accrual relating to PTI acquisition	-	-	(139)	-	(464)
Restructuring charge	-	(218)	-	(218)	(118)
Write off of note receivable	(556)	-	-	(556)	-
Total reconciling items	(1,347)	(987)	(1,063)	(3,951)	(4,770)
Non-GAAP selling, general and administrative expenses	$6,788	$6,127	$6,424	$25,697	$24,677
- % of revenues	17.9%	18.4%	14.8%	18.7%	14.8%

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3545 North First Street	San Jose, CA 95134	(408) 435-0800

NEWS RELEASE, August 7, 2012

Pericom Semiconductor Corporation

Condensed Consolidated Balance Sheets

(In thousands)

(unaudited)

	As of	As of
	June 30, 2012	July 2, 2011
Assets

Current assets:

Cash and cash equivalents	$24,283	$30,023
Restricted cash	-	2,947
Short-term investments	79,924	76,266
Accounts receivable - trade	24,010	28,185
Inventories	16,604	21,942
Prepaid expenses and other current assets	6,099	7,788
Deferred income taxes	1,549	2,564
Total current assets	152,469	169,715

Property, plant and equipment-net	56,102	60,859
Investments in unconsolidated affiliates	2,474	2,596
Deferred income taxes non-current	2,447	4,324
Long-term investments in marketable securities	23,628	21,282
Goodwill	16,797	16,669
Intangible assets - net	12,831	15,690
Other assets	9,058	9,881
Total assets	$275,806	$301,016

Liabilities and Shareholders' Equity

Current liabilities:

Short-term debt	$1,364	$8,671
Accounts payable	14,860	12,221
Accrued liabilities	8,608	19,645
Total current liabilities	24,832	40,537

Industrial development subsidy	8,577	9,075
Deferred tax liabilities	6,191	6,605
Other long-term liabilities	2,571	2,074
Total liabilities	42,171	58,291

Shareholders' equity:
Common stock and paid in capital	123,362	130,960
Retained earnings and other comprehensive income	110,273	111,765
Total shareholders' equity	233,635	242,725

Total liabilities and shareholders' equity	$275,806	$301,016

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3545 North First Street	San Jose, CA 95134	(408) 435-0800